JOINT FILING AGREEMENT


This JOINT FILING AGREEMENT is made and entered into by and among Iridian Asset Management LLC ("Iridian"), The Governor and Company of the Bank of Ireland, IBI Interfunding, BancIreland/First Financial, Inc., and BIAM (US) Inc.

The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise deliver as appropriate) all filings on Schedule 13D and Schedule 13G (the "Filings") required to be filed by them pursunat to Section 13(d) or 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of any securities of Valeant Pharmaceuticals International that are requireed to be reportd on any Filings. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

Date: December 9, 2003


                              IRIDIAN ASSET MANAGEMENT LLC

                              By: /s/    Jeffrey M. Elliott
                                   ----------------------------------
                                       Jeffrey M. Elliott
                                       Executive Vice President


                               THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                             By:   /s/   John Clifford
                                   ----------------------------------
                                        John Clifford
                                        Group Secretary


                              IBI INTERFUNDING

                             By:   /s/   Peter Nugent
                                   ----------------------------------
                                        Peter Nugent
                                        Secretary


                              BANCIRELAND/FIRST FINANCIAL,INC.

                              By:  /s/   Diane Morrison
                                    ----------------------------------
                                        Diane Morrison
                                        Director

                              BIAM (US) INC.

                              By:  /s/   Diane Morrison
                                    ----------------------------------
                                        Diane Morrison
                                        Director